                                                                     EXHIBIT 11


                                    ANALOGY, INC.
                       COMPUTATION OF PER SHARE EARNINGS (LOSS)
                                     IN THOUSANDS

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
                                                                    Three months ended                   Six months ended
                                                                       September 30,                       September 30,
                                                              ------------------------------     -------------------------------
                                                                  1997               1996             1997               1996
                                                              -------------      -----------     -------------       -----------
                                                              (As Restated)                      (As Restated)
Net income (loss)                                                  $    55         $   (932)        $   (888)        $  (1,641)
                                                              -------------      -----------     -------------       -----------
                                                              -------------      -----------     -------------       -----------

Earnings (loss) per share                                          $  0.01         $  (0.11)        $  (0.10)        $   (0.20)
                                                              -------------      -----------     -------------       -----------
                                                              -------------      -----------     -------------       -----------

Weighted average shares outstanding:
   Common stock                                                      9,171            8,356            9,149             8,334
   Common stock issuable upon exercise of
      stock options                                                    637               --               --                --
                                                              -------------      -----------     -------------       -----------
Shares used in per share calculations                                9,808            8,356            9,149             8,334
                                                              -------------      -----------     -------------       -----------
                                                              -------------      -----------     -------------       -----------
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